UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2025

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41070	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +60 016 310 0895

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

*Registrant was suspended from trading on Nasdaq on November 13, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2025, Graphjet Technology (the “Company”) held its annual general meeting (the “AGM”) of the Company’s shareholders pursuant to due notice in that certain Proxy Statement on Schedule 14(a) filed with the U.S. Securities Exchange Commission on December 11, 2025 (the “Proxy Statement”). At the AGM, the Shareholders approved the Charter Amendment Proposal (as defined below) to reflect the Share Capital Increase (as defined below) and authorized the Company to file the Third Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), with the Registrar of Companies in the Cayman Islands. Following the approval of the Charter Amendment Proposal, the Company promptly filed the Amended Charter with the Registrar of Companies in the Cayman Islands.

The foregoing summary is qualified by the full text of the Amended Charter, which is included as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On the record date of December 11, 2025, the Company had 3,845,062 ordinary shares entitled to vote at the AGM, out of which 2,744,125, were represented in person or by proxy at the AGM. Accordingly, a quorum was present, and the AGM was lawfully convened for conducting the business to be presented.

The Shareholders voted on the following proposals at the AGM, each of which was approved:

(1)	The Warrant Exercise Proposal — to approve, as an ordinary resolution, the proposal to permit the exercise of the 333,334 warrants held by Aiden Lee Ping Wei to purchase 3,333,340 Ordinary Shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
749,799	25,019	1,836,767	132,540

Excluding shares ineligible to vote:

Votes For	Votes Against
749,799	25,019

(2)	The Share Issuances Proposal — to approve, as an ordinary resolution, the issuances of (i) 3,157,000 Ordinary Shares to International Liquidity, LLC (“ILP”) pursuant to that certain Master Loan Agreement entered into by the Company and ILP on October 16, 2025 (the “ILP Agreement”), (ii) 11,065,513 Ordinary Shares to Tan Chin Teong pursuant to that certain Share and Purchase Agreement entered into by the Company, Graphjet Technology Sdn Bhd, and Cosmo Esteem Sdn Bhd on August 19, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,550,726	24,354	36,505	132,540

(3)	The Authorized Share Capital Proposal — to approve, as an ordinary resolution, the proposal to increase the Company’s authorized share capital from US$ 50,000 consisting of 8,333,333 Class A ordinary shares of US$ 0.006 per share, to US$ 6,000,000 consisting of 1,000,000,000 Class A ordinary shares of US$ 0.006 per share (the “Share Capital Increase”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,577,793	28,818	4,974	132,540

(4)	The Charter Amendment Proposal — to approve, as a special resolution, the proposal to adopt amended and restated memorandum and articles of association in the form annexed to this Proxy Statement (the “Third A&R M&A”) in substitution for, and to the exclusion of, the Company’s current second amended and restatement memorandum and articles of association, to reflect the Share Capital Increase.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,712,720	25,035	6,370	N/A

(5)	The Director Election Proposal — to approve, as an ordinary resolution, the re-election of Chris Lai Ther Wei as a Class I director of the Board for another three-year term.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,580,569	21,716	9,300	132,540

(6)	The Auditor Ratification Proposal — to ratify the selection by the audit committee of the Board of Kreit & Chiu, LLP to serve as the Company’s independent registered public accounting firm for the years ending September 30, 2024 and 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,727,024	8,250	8,851	N/A

(7)	The Adjournment Proposal — to approve, as an ordinary resolution, the adjournment of the Annual General Meeting to a later date or dates or indefinitely, if necessary or convenient, either (x) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals or (y) if our Board determines before the Annual General Meeting that it is not necessary or no longer desirable to proceed with the other proposals (the “Adjournment Proposal”, and together with the Warrant Exercise Proposal, the Share Issuances Proposal, the Authorized Share Capital Proposal, the Charter Amendment Proposal, the Director Election Proposal, and the Auditor Ratification Proposal, the “Proposals”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,577,662	28,051	5,872	132,540

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Third Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHJET TECHNOLOGY

Date: December 23, 2025	By:	/s/ Chris Lai
	Name:	Chris Lai
	Title:	Chief Executive Officer

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